UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2022

Olema Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39712	30-0409740
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
512 2nd Street, 4th Floor
San Francisco, California		94107
(Address of principal executive offices)		(Zip Code)

(415) 651-3316

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

	Trading	Name of each exchange
Title of each class	Symbol(s)	on which registered
Common Stock, $0.0001 par value per share	OLMA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 15, 2022, the Board of Directors (the “Board”) of Olema Pharmaceuticals, Inc. (the “Company”) approved the amendment and restatement of the Bylaws of the Company (the “Amended and Restated Bylaws”). The Amended and Restated Bylaws are effective as of December 15, 2022.

The principal revisions in the Amended and Restated Bylaws update the procedures for stockholder nominations of directors to address matters relating to Rule 14a-19 under the Securities Exchange Act of 1934, as amended, update the information requirements for the nomination of directors and the proposal of other business for consideration at meetings of stockholders and update certain provisions relating to the conduct of stockholder meetings and the mechanisms for setting their date, time and place.

The foregoing summary does not purport to be complete and is qualified in its entirety by the text of the Amended and Restated Bylaws, a copy of which is filed herewith as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.	Description
3.1	Amended and Restated Bylaws of Olema Pharmaceuticals, Inc.

104	Cover Page Interactive Data File – The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLEMA PHARMACEUTICALS, INC.

Dated: December 15, 2022

	By:	/s/ Shane Kovacs
Shane Kovacs
Chief Operating and Financial Officer